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                                                                    EXHIBIT 23.1

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                   Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the inclusion in Amendment No. 1 to the registration statement on Form S-1 of our report dated February 3, 1999 on our audit of the consolidated balance sheets of autobytel.com inc. as of December 31, 1996, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. We also consent to the reference to our firm under the caption "Experts."


                                             /s/ ARTHUR ANDERSEN LLP


Los Angeles, California
February 8, 1999